                                                                  EXHIBIT 11.1

GALAGEN INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                           For the Year Ended December 31
                                                    -------------------------------------------
                                                        1997            1996            1995
                                                    -----------     ------------     -----------
BASIC LOSS PER SHARE:
Weighted average shares outstanding                   7,184,722        6,604,902       1,904,059
                                                    -----------     ------------     -----------
                                                    -----------     ------------     -----------

Net loss applicable to common stockholders          $(5,635,134)    $(14,783,591)    $(5,474,038)
                                                    -----------     ------------     -----------
                                                    -----------     ------------     -----------

Basic net loss per share applicable to common
  stockholders                                      $      (.78)    $      (2.24)    $     (2.87)
                                                    -----------     ------------     -----------
                                                    -----------     ------------     -----------

DILUTED LOSS PER SHARE:
Weighted average shares outstanding                   7,184,722        6,604,902       1,904,059
Dilutive potential common shares                              -                -               -
                                                    -----------     ------------     -----------
Total                                                 7,184,722        6,604,902       1,904,059
                                                    -----------     ------------     -----------
                                                    -----------     ------------     -----------

Net loss applicable to common stockholders          $(5,635,134)    $(14,783,591)    $(5,474,038)
                                                    -----------     ------------     -----------
                                                    -----------     ------------     -----------

Diluted net loss per share applicable to common
  stockholders                                      $      (.78)    $      (2.24)    $     (2.87)
                                                    -----------     ------------     -----------
                                                    -----------     ------------     -----------
